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Exhibit 15.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3/A (No. 333-165037) and on Form F-10/A (No. 333-167915) of our report dated March 22, 2011 relating to the consolidated financial statements, financial statement schedules entitled, "Valuation and Qualifying Accounts" and "Export Sales", and the effectiveness of internal control over financial reporting as of December 31, 2010, which appears in Aeterna Zentaris Inc.'s Annual Report on Form 20-F for the year ended December 31, 2010. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form F-3/A.

Chartered Accountants

Québec, Quebec, Canada
March 31, 2011

"PricewaterhouseCoopers" refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.

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  Exhibit 15.1
Consent of Independent Auditors